UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

February 6, 2012

Date of Report (Date of earliest event reported)

___________________________________________________________

CADISTA HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

___________________________________________________________

207 Kiley Drive

Salisbury, MD 21801

(Address of principal executive offices) (Zip Code)

(410) 912-3700

(Registrant’s telephone number, including area code)

State of Delaware	000-54421	31-1259887
(State of Other Jurisdiction	Commission File Number)	I.R.S. Employer
of Incorporation)		Identification Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

The content of Item 5.02 is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On February 6, 2012, our subsidiary, Jubilant Cadista Pharmaceuticals, Inc. (“JCPI”) and Scott Delaney its and our President and Chief Executive Officer entered into an amendment (the “Amendment”) to his Employment Agreement dated April 2, 2009 (filed as Exhibit 10.1 to our Form 10 filed with Securities and Exchange Commission on June 1, 2011). The Amendment is effective May 1, 2012 and contains the following changes, among others:

•	extends the term of the Employment Agreement until June 30, 2015 (it was scheduled to expire on April 27, 2012).

•	increases Mr. Delaney’s salary to $315,000 on May 1, 2012 (from $300,000), and provides that the salary will be reviewed on an annual basis and revised each July 1 commencing July 1, 2013.

•	provides for a retention bonus of one hundred and fifty thousand dollars ($150,000) payable to Mr. Delaney on June 30, 2015 (in addition to the retention bonus payable on April 27, 2012), if (a) Mr. Delaney is employed under the Employment Agreement as of such date and (b) is not eligible to participate in an employee stock option plan maintained by Jubilant Life Sciences Limited or any of its subsidiaries, and also provides that the retention bonus is also payable on a pro rata basis on some termination events, as discussed below.

•	provides for a bonus of twenty five thousand dollars ($25,000) for signing the Amendment payable in May 2012, which must be refunded if Mr. Delaney leaves his employment before May 31, 2013.

•	increases Mr. Delaney’s miscellaneous allowance from $14,000 to $20,000 per year (subject to pro ration for partial calendar years).

•	increases Mr. Delaney’s automobile allowance to a maximum of $18,000 per annum (from $13,200).

•	increases the maximum amount payable under Mr. Delaney’s performance bonus (“Performance Bonus”) from 70% of base salary to 75% of base salary commencing October 1, 2011.

•	provides for setting performance targets and criteria before March 31, 2012 for the eleven months commencing May 1, 2012 to March 31, 2013 and in the following fiscal years revising criteria and targets on or about July 1. The currently contemplated performance criteria and their respective weightings are: revenue (15%); operating EBITDA (55%); return on common equity (10%); Market Share Leadership (ie percentage of products in top 2) (10%) and Personal Performance and Strategic Direction (10%). Within some criteria there are also internally weighted sub-criteria.

•	provides for Severance Pay (as defined below) payable over a six (6) month period (or in a lump sum at the end of six months, if Mr. Delaney is considered a specified employee under Section 409A of the Internal Revenue Code at the time of termination). Severance Pay is payable in the event the Employment Agreement is terminated by JCPI without cause, or by Mr. Delaney for Good Reason, and is intended to consist of up to six months (reduced from one year in the pre-amended Employment Agreement) of his then current base salary in effect immediately prior to the date of termination, a bonus equal to the average annual performance bonus paid over the preceding three years (pro-rated until the date of termination) and a retention bonus on a prorated monthly basis until the date of termination (collectively, “Severance Pay”), provided that Severance Pay is reduced on a dollar for dollar basis in the amount equal to the amount of salary payable to Mr. Delaney by another employer during the period of the payment of the Severance Pay. Good Reason includes a change of control, a reduction in duties which are inconsistent with Mr. Delaney’s position as Chief Executive Officer or a reduction in Mr. Delaney’s salary, bonus or other benefits that are not agreed to by Mr. Delaney.

•	provides that JCPI will provide for the cost of medical and dental coverage premiums for Mr. Delaney and his dependents for a six (6) month period (reduced from a twelve (12) month period under the pre-amended Employment Agreement) following termination of his employment without Cause or for Good Reason.

The Amendment contains other provisions intended to comply with Section 409A of the Internal Revenue Code.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CADISTA HOLDINGS INC.

By:	/s/ Kamal Mandan
Kamal Mandan
Chief Financial Officer

Date: February 10, 2012